UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (Zip Code)

(604) 629-5989

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22 2018, upon the recommendation of the Nominating and Corporate Governance Committee of DelMar Pharmaceuticals, Inc. (the “Company”), the Company’s Board of Directors of appointed Napoleone Ferrara, M.D., age 61, to serve as a director. Dr. Ferrara will hold this position until the 2019 annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Dr. Ferrara will be compensated pursuant to the Company’s standard practice for non-employee directors, including an annual retainer for his service on the board of directors. On June 22, 2018, upon recommendation of the Compensation Committee of the Board of Directors, the Board of Directors approved (i) a grant of 200,000 performance stock units (“PSUs”) representing the right to receive an aggregate of 200,000 shares of the Company’s Common Stock upon vesting of the PSUs based on targets approved by the Company’s Board of Directors related to the Company’s fully diluted market capitalization, ranging from $100 million to $500 million and (ii) a grant of 54,514 options to purchase shares of the Company’s Common Stock to Dr. Ferrara. There are no family relationships between Dr. Ferrara and any other executive officers or directors of the Company. Dr. Ferrara was not appointed as director pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The Company entered into an indemnification agreement with Dr. Ferrara (the “Indemnification Agreement”), in the form previously entered into by the Company with each of the Company’s directors and executive officers. The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to indemnify Dr. Ferrara, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding arising out of his services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: June 25, 2018	By:	/s/ Saiid Zarrabian
Name: Saiid Zarrabian
Title: President and Chief Executive Officer

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